EXHIBIT 99.1

FOR IMMEDIATE RELEASE	4716 Old Gettysburg Road
Mechanicsburg, PA 17055

NYSE Symbol: SEM

Select Medical Corporation Announces
Record Net Income for Second Quarter 2004

     MECHANICSBURG, PENNSYLVANIA - - July 27, 2004 - - Select Medical Corporation (NYSE: SEM) today announced results for the second quarter ended June 30, 2004.

     For the second quarter ended June 30, 2004, net operating revenues increased 28.3% to $418.7 million compared to $326.2 million for the same quarter, prior year. Income from operations increased 62.7% to $60.0 million compared to $36.8 million for the same quarter, prior year. Net income increased 66.2% to $31.0 million compared to $18.6 million for the same quarter, prior year. Additionally, net income before interest, income taxes and depreciation and amortization (“EBITDA”) increased 55.9% to $67.5 million compared to $43.3 million for the same quarter, prior year. A reconciliation of net income to EBITDA is attached to this release. Earnings per share on a fully diluted basis were $0.29 compared to $0.18 for the same quarter, prior year. This represents a 61.1% increase in fully diluted earnings per share. The earnings per share amounts reflect the 2-for-1 split of Select’s common stock that occurred on December 22, 2003.

     For the six months ended June 30, 2004, net operating revenues increased 31.7% to $840.7 million compared to $638.5 million for the same period, prior year. Income from operations increased 76.5% to $119.5 million compared to $67.7 million for the same period, prior year. Net income increased 83.0% to $60.5 million compared to $33.1 million for the same period, prior year. Additionally, EBITDA increased 68.8% to $136.5 million compared to $80.9 million for the same period, prior year. Earnings per share on a fully diluted basis were $0.56 compared to $0.33 for the same period, prior year. This represents a 69.7% increase in fully diluted earnings per share.

Specialty Hospitals

     During the second quarter of 2004, Select opened three long-term acute care hospitals. At the end of the quarter Select operated 82 long-term acute care hospitals and four acute medical rehabilitation hospitals. This compares to 75 long-term acute care hospitals operated at June 30, 2003. For the second quarter of 2004, net operating revenues increased 41.5% to $271.4 million compared to $191.8 million for the same quarter, prior year. For all of Select’s hospitals, total patient days for the second quarter 2004 were 204,525, admissions were 8,306 and net revenue per patient day was $1,285 (such figures include 14,231 days and

591 admissions at hospitals in their start-up periods and 26,018 days and 1,753 admissions at the four hospitals acquired through the acquisition of Kessler Rehabilitation Corporation). This compares to 167,945 days, 6,117 admissions and net revenue per patient day of $1,138 for the same quarter, prior year. For the hospitals opened before January 1, 2003 and operated by Select throughout both periods, patient days in the second quarter of 2004 were 164,276 days and admissions in the second quarter were 5,962, compared to 167,667 days and 6,095 admissions in the same quarter, prior year. “Adjusted EBITDA” (defined for the periods presented as net income before interest, income taxes, depreciation and amortization and minority interests) for the segment increased 90.8% to $58.6 million compared to $30.7 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment was 21.6% for the second quarter of 2004, compared to 16.0% for the same quarter, prior year. The Adjusted EBITDA margin for the hospitals opened before January 1, 2003 and operated by Select throughout both periods was 21.8% for the second quarter of 2004, compared to 16.8% for the same quarter, prior year. A reconciliation of net income to Adjusted EBITDA is attached to this release.

     For the six months ended June 30, 2004, net operating revenues increased 45.1% to $544.3 million compared to $375.2 million for the same period, prior year. For the hospitals opened before January 1, 2003 and operated by Select throughout both periods, patient days for the six months ended June 30, 2004 increased to 339,462 days and admissions increased to 12,426, compared to 332,457 days and 12,010 admissions in same period, prior year. For all of Select’s hospitals, total patient days for the six months ended June 30, 2004 were 417,252, admissions were 17,044 and net revenue per patient day was $1,264 (such figures includes 25,515 days and 1,055 admissions at hospitals in their start-up periods and 52,275 days and 3,563 admissions at the four hospitals acquired through the acquisition of Kessler Rehabilitation Corporation). This compares to 333,763 days, 12,075 admissions and net revenue per patient day of $1,122 for the same period, prior year. Adjusted EBITDA for the segment for the six months ended June 30, 2004 increased 108.2% to $117.0 million compared to $56.2 million for the same period, prior year. The Adjusted EBITDA margin for the segment for the six months ended June 30, 2004 was 21.5%, compared to 15.0% for the same period, prior year. The Adjusted EBITDA margin for the hospitals opened before January 1, 2003 and operated by Select throughout both periods was 21.2% for the six months ended June 30, 2004, compared to 15.5% for the same period, prior year.

Outpatient Rehabilitation

     At June 30, 2004, Select operated 761 outpatient clinics. For the second quarter of 2004, net operating revenues increased 9.3% to $144.3 million compared to $132.0 million for the same quarter, prior year. Adjusted EBITDA for the second quarter increased 3.3% to $24.2 million compared to $23.4 million for the same quarter, prior year. The Adjusted EBITDA margin for the quarter was 16.8% compared to 17.7% in the same quarter, prior year. U.S. based patient visits were 993,237 compared to 1,019,028 for the same quarter, prior year. Net revenue per visit was $89 compared to $88 for the same quarter, prior year.

     For the six months ended June 30, 2004, net operating revenues increased 12.5% to $289.9 million compared to $257.6 million for the same period, prior year. Adjusted EBITDA for the period increased 9.8% to $47.1 million compared to $42.9 million for the same period, prior year. The Adjusted EBITDA margin for the period was 16.2% compared to 16.6% in the same period, prior year. U.S. based patient visits were 1,997,343 compared to 2,000,600 for the same period, prior year. Net revenue per visit was $90 compared to $88 for the same period, prior year.

Non-GAAP Financial Measures

     The SEC recently adopted rules regarding the use of non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, which are used in this press release. Prior to the quarter ended June 30, 2003, Select had defined EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, special charges, loss on early retirement of debt and minority interest, and used this measure to report our consolidated operating results as well as our segment results. Beginning in the second quarter of 2003, Select now refers to this financial measure as Adjusted EBITDA. In order to comply with the new rules, Select now uses EBITDA, defined as net income (loss) before interest, income taxes, and depreciation and amortization, to report consolidated operating results. However, SFAS 131 requires Select to report segment results in a manner consistent with management’s internal reporting of operating results to Select’s chief operating decision maker (as defined under SFAS 131) for purposes of evaluating segment performance. Therefore, since Select uses Adjusted EBITDA to measure performance of its segments for internal reporting purposes, Select has used Adjusted EBITDA to report segment results. The difference between EBITDA and Adjusted EBITDA for the periods presented in this press release result from minority interests, which are added back to EBITDA in the computation of Adjusted EBITDA.

Stock Repurchase Program

     During the second quarter ended June 30, 2004, the Company repurchased and retired a total of 2,149,900 shares at a cost of $28.2 million under its share repurchase program that was announced on February 23, 2004. Since the inception of the share repurchase program, the Company has repurchased and retired a total of 3,399,400 shares at a total cost of $48.1 million. The Company’s share repurchase program provides for the repurchase of up to $80 million of its common stock. The program will remain in effect until August 31, 2005, unless extended by the Board of Directors.

CMS’s Proposed Regulatory Changes

     On May 11, 2004 the Centers for Medicare & Medicaid Services (“CMS”) announced proposed regulatory changes applicable to long-term acute care hospitals that are operated as a “hospital within a hospital.” The proposed rule would change the requirements necessary for a “hospital within a hospital” to qualify for reimbursement as a long-term acute care hospital. Under the proposed rule, to receive reimbursement as a long-term acute care hospital, no more than 25 percent of any “hospital within a hospital’s” admissions may be from its host hospital. Most of Select’s long-term acute care hospitals currently would not meet this proposed requirement, and therefore would be subject to lower levels of reimbursement. The rule is proposed to be effective for hospital cost reporting periods beginning on or after October 1, 2004. Select believes that, if adopted, the proposed rule would have a material adverse effect on Select’s results of operations for periods after the rule becomes effective. Select believes that the rule, as proposed on May 11, 2004, could significantly limit the access of Medicare beneficiaries to quality long-term acute care hospital services.

     The proposed rule affecting “hospitals-within-hospitals” was included as part of CMS’s annual update to payment rates for hospital inpatient care. In its May 11, 2004 press release, CMS stated that comments to the proposed rule would be accepted by CMS until July 12, 2004, and that it anticipated that a final rule would be published later in the year. Based on CMS’s timing in past years for announcing a final rule updating payment rates for hospital inpatient care, the Company anticipates that the final rule will be issued on or about August 1, 2004.

Business Outlook

     Management confirms the financial objectives for the remaining quarters of 2004, as previously outlined in its press release dated April 27, 2004. Management is updating the financial objectives for the full year ending December 31, 2004 to reflect the actual financial results for the second quarter.

	Qtr Ending	Qtr Ending	Year Ending
	9/30/04	12/31/04	12/31/04
Net Revenue (in millions)	$400-$420	$420-$440	$1,661-$1,701
Diluted Earnings Per Share	$0.21-$0.23	$0.23-$0.25	$1.00-$1.04
Annual EPS Growth			39%-44%

The Company’s financial objectives for the fourth quarter of 2004 do not take into account any impact of CMS’s proposed regulatory changes described above.

Conference Call

     The Company will host a conference call regarding the second quarter results and its business outlook on Wednesday, July 28, 2004, at 11:00 am EDT. The domestic dial in number for the call is 1-800-475-2151. The international dial in number is 1-973-582-2710. The conference call will be webcast simultaneously at http://www.videonewswire.com/sem/072804.

     For those unable to participate in the conference call, a replay will be available until 1:00 pm EDT, August 4, 2004. The replay number is 1-877-519-4471 (domestic) or 1-973-341-3080 (international). The passcode for the replay will be 4870430. The replay can also be accessed at Select Medical Corporation’s website, http://www.selectmedicalcorp.com.

* * * * *

     Select Medical Corporation is a leading operator of specialty hospitals in the United States. With an additional hospital opened in July 2004, Select now operates 83 long-term acute care hospitals in 25 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States and Canada, with approximately 761 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/.

     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Inquiries:
Joel Veit, 717/972-1100
ir@selectmedicalcorp.com

I. Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
For the Three Months Ended June 30, 2004 and 2003

			%
	2004	2003	Change
Net operating revenues	$418,672	$326,218	28.3%
Costs and expenses:
Cost of services	324,427	258,218	25.6%
Bad debt expense	11,639	12,337	(5.7)%
General and administrative	13,932	11,624	19.9%
Depreciation and amortization	8,714	7,192	21.2%

Income from operations	59,960	36,847	62.7%
Interest expense, net	6,849	5,466	25.3%

Income before minority interests, and income taxes	53,111	31,381	69.2%
Minority interests	1,146	713	60.7%

Income before income taxes	51,965	30,668	69.4%
Income tax expense	20,994	12,037	74.4%

Net income	$30,971	$18,631	66.2%

Diluted earnings per share (1)	$0.29	$0.18	61.1%
Weighted average shares outstanding (1)	106,436	101,374	5.0%

(1) Adjusted to reflect a 2-for-1 split of common stock that occurred on December 22, 2003.

II. Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
For the Six Months Ended June 30, 2004 and 2003

			%
	2004	2003	Change
Net operating revenues	$840,665	$638,525	31.7%
Costs and expenses:
Cost of services	653,117	510,487	27.9%
Bad debt expense	23,380	24,520	(4.6)%
General and administrative	25,545	21,127	20.9%
Depreciation and amortization	19,143	14,706	30.2%

Income from operations	119,480	67,685	76.5%
Interest expense, net	15,902	11,706	35.8%

Income before minority interests, and income taxes	103,578	55,979	85.0%
Minority interests	2,152	1,537	40.0%

Income before income taxes	101,426	54,442	86.3%
Income tax expense	40,885	21,357	91.4%

Net income	$60,541	$33,085	83.0%

Diluted earnings per share (1)	$0.56	$0.33	69.7%
Weighted average shares outstanding (1)	107,283	100,004	7.3%

(1) Adjusted to reflect a 2-for-1 split of common stock that occurred on December 22, 2003.

III. Condensed Consolidated Balance Sheets

(Amounts in thousands)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets
Cash	$167,945	$165,507
Accounts receivable, net	238,716	230,171
Current deferred tax asset	63,787	61,699
Other current assets	30,667	27,689

Total current assets	501,115	485,066
Property and equipment, net	176,328	174,902
Intangible assets	384,120	388,002
Other assets	22,294	31,028

Total assets	$1,083,857	$1,078,998

Liabilities and Stockholders’ Equity
Payables and accruals	$272,373	$286,419
Current portion of long term debt	4,538	10,267

Total current liabilities	276,911	296,686
Long term debt, net of current portion	351,149	357,236
Minority interests	6,780	5,901
Stockholders’ equity	449,017	419,175

Total liabilities and stockholders’ equity	$1,083,857	$1,078,998

IV. Key Statistics

(unaudited)
For the Three Months Ended June 30, 2004 and 2003

			%
	2004	2003	Change
Specialty Hospitals (a)
Number of hospitals - end of period	86	75	14.7%
Net operating revenues (,000)	$271,353	$191,763	41.5%
Number of patient days	204,525	167,945	21.8%
Number of admissions	8,306	6,117	35.8%
Net revenue per patient day (b)	$1,285	$1,138	12.9%
Adjusted EBITDA (,000)	$58,605	$30,708	90.8%
Adjusted EBITDA margin – all hospitals	21.6%	16.0%	35.0%
Adjusted EBITDA margin – same store hospitals (c)	21.8%	16.8%	29.8%
Outpatient Rehabilitation
Number of clinics - end of period	761	737	3.3%
Net operating revenues (,000)	$144,279	$132,047	9.3%
Number of visits (US)	993,237	1,019,028	(2.5)%
Revenue per visit (US) (d)	$89	$88	1.1%
Adjusted EBITDA (,000)	$24,170	$23,391	3.3%
Adjusted EBITDA margin	16.8%	17.7%	(5.1)%

(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days. For purposes of this computation, hospital patient service revenue excludes the net revenues of one nursing home operated as part of this segment and net revenue for outpatient services provided at the hospitals.

(c)	Adjusted EBITDA margin - same store hospitals represents the Adjusted EBITDA margin for those hospitals opened before January 1, 2003 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include Select’s Canadian subsidiary or contract services revenue.

V. Key Statistics

(unaudited)
For the Six Months Ended June 30, 2004 and 2003

			%
	2004	2003	Change
Specialty Hospitals (a)
Number of hospitals - end of period	86	75	14.7%
Net operating revenues (,000)	$544,256	$375,191	45.1%
Number of patient days	417,252	333,763	25.0%
Number of admissions	17,044	12,075	41.2%
Net revenue per patient day (b)	$1,264	$1,122	12.7%
Adjusted EBITDA (,000)	$116,989	$56,194	108.2%
Adjusted EBITDA margin – all hospitals	21.5%	15.0%	43.3%
Adjusted EBITDA margin – same store hospitals (c)	21.2%	15.5%	36.8%
Outpatient Rehabilitation
Number of clinics - end of period	761	737	3.3%
Net operating revenues (,000)	$289,943	$257,622	12.5%
Number of visits (US)	1,997,343	2,000,600	(0.2)%
Revenue per visit (US) (d)	$90	$88	2.3%
Adjusted EBITDA (,000)	$47,078	$42,894	9.8%
Adjusted EBITDA margin	16.2%	16.6%	(2.4)%

(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days. For purposes of this computation, hospital patient service revenue excludes the net revenues of one nursing home operated as part of this segment and net revenue for outpatient services provided at the hospitals.

(c)	Adjusted EBITDA margin - same store hospitals represents the Adjusted EBITDA margin for those hospitals opened before January 1, 2003 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include Select’s Canadian subsidiary or contract services revenue.

VI. Net Income to EBITDA Reconciliation
(in thousands)
(unaudited)

For the Three and Six Months Ended June 30, 2004 and 2003

The following tables reconcile net income to EBITDA for the Company. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and minority interest. Minority interest is then deducted from Adjusted EBITDA to derive EBITDA. Select believes that the presentation of EBITDA is important to investors because EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA as presented on a segment basis is used by management to evaluate financial performance and determine resource allocation for each of our operating segments. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. Items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net income	$30,971	$18,631	$60,541	$33,085
Income tax expense	20,994	12,037	40,885	21,357
Interest expense, net	6,849	5,466	15,902	11,706
Depreciation and amortization	8,714	7,192	19,143	14,706

EBITDA	$67,528	$43,326	$136,471	$80,854

Net revenue	$418,672	$326,218	$840,665	$638,525
EBITDA margin	16.1%	13.3%	16.2%	12.7%

The following table reconciles Adjusted EBITDA to net income. Adjusted EBITDA is used by the Company to report its segment performance in accordance with SFAS No. 131.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net income	$30,971	$18,631	$60,541	$33,085
Income tax expense	20,994	12,037	40,885	21,357
Minority interest	1,146	713	2,152	1,537
Interest expense, net	6,849	5,466	15,902	11,706
Depreciation and amortization	8,714	7,192	19,143	14,706

Adjusted EBITDA	$68,674	$44,039	$138,623	$82,391

Specialty hospitals	58,605	$30,708	$116,989	$56,194
Outpatient rehabilitation	24,170	23,391	47,078	42,894
Other	(14,101)	(10,060)	(25,444)	(16,697)

Adjusted EBITDA	$68,674	$44,039	$138,623	$82,391

The following tables reconcile specialty hospital same store information.

	Three Months Ended
	June 30, 2004	June 30, 2003
Specialty hospitals net operating revenue	$271,353	$191,763
Less: Specialty hospitals opened or acquired after 1/1/03	55,639	289
Closed specialty hospital	—	10

Specialty hospitals same store net revenue	$215,714	$191,464
Specialty hospitals Adjusted EBITDA	$58,605	$30,708
Less: Specialty hospitals opened or acquired after 1/1/03	11,678	(1,307)
Closed specialty hospital	—	(246)

Specialty hospitals same store Adjusted EBITDA	$46,927	$32,261

All specialty hospitals Adjusted EBITDA margin	21.6%	16.0%
Specialty hospitals same store Adjusted EBITDA margin	21.8%	16.8%

	Six Months Ended
	June 30, 2004	June 30, 2003
Specialty hospitals net operating revenue	$544,256	$375,191
Less: Specialty hospitals opened or acquired after 1/1/03	107,236	289
Closed specialty hospital	—	1,473

Specialty hospitals same store net revenue	$437,020	$373,429

Specialty hospitals Adjusted EBITDA	$116,989	$56,194
Less: Specialty hospitals opened or acquired after 1/1/03	24,283	(1,623)
Closed specialty hospital	—	(39)

Specialty hospitals same store Adjusted EBITDA	$92,706	$57,856

All specialty hospitals Adjusted EBITDA margin	21.5%	15.0%
Specialty hospitals same store Adjusted EBITDA margin	21.2%	15.5%